                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-49566) of International Lease Finance Corporation (the "Company") and in the related Prospectus of our report dated February 16, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                PricewaterhouseCoopers LLP

Los Angeles, California
March 19, 2001